Exhibit 99.1
For Immediate Release
November 4, 2009
GIBRALTAR’S THIRD-QUARTER RESULTS SHOW CONTINUED IMPROVEMENT
•	Sales Advance for Second Straight Quarter, Up Sequentially by 4% to $225 Million

•	Third-Quarter EPS from Continuing Operations Before Special Charges is $0.28

•	GAAP EPS from Continuing Operations Rose to $0.16 for the Third Quarter

•	$40 Million in Debt Repaid in Quarter, Balance on Revolving Credit Facility Paid in Full
     BUFFALO, NEW YORK (November 4, 2009) — Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets, today reported continued improvement in its earnings and operating margins for the third quarter ended September 30, 2009, the result of its many steps to cut costs through the restructuring of its business, a further reduction of working capital, continued debt reduction, a smaller FIFO impact, and a modest sequential sales increase from the second quarter.
     “We generated a 73 percent improvement in our operating income before special charges with a third-quarter sales increase of four percent compared to the second quarter. In each of the last two quarters, we have seen clear evidence that Gibraltar is able to leverage small increases in sales to drive significant improvements in margins and earnings. This improved performance was the cumulative result of the many steps we have taken to aggressively restructure our business, cut costs, reduce working capital, conserve cash, and pay down debt. All of these actions are part of our long term focus to position Gibraltar as the low-cost producer of the products we manufacture,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.
     Even though business volumes in all of Gibraltar’s major end markets were well below the levels of a year ago, third-quarter sales increased 4% to $225 million, compared to the second quarter of 2009, as the automotive market rebounded from historic lows and building product markets held steady. In the third quarter of 2009, income from continuing operations before special charges was $8.3 million, or $0.28 per diluted share, compared to a net loss of $0.3 million, or a $0.01 loss per diluted share, in the second quarter of 2009. Pre-tax special charges totaled $4.8 million, or $0.12 per diluted share, and $0.4 million, or $0.01 per diluted share, for the third and second quarters of 2009, respectively. Special charges included a write down of a vacated facility and exit activity costs related to the restructuring of our business along with a write down of deferred financing fees due to the amendment of our senior credit agreement on July 24. The sum of the items above resulted in GAAP earnings per diluted share from continuing operations of $0.16 for the third quarter of 2009, compared to a loss per diluted share of $0.02 for the second quarter of 2009.
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Gibraltar’s Third-Quarter Results Show Continued Improvement
Page Two
     In the first nine months of 2009, sales were $647 million, a decrease of 34% compared to the first nine months of 2008, primarily driven by large unit-volume declines resulting from sharply weaker end markets. The loss from continuing operations in the first nine months of 2009 was $3.7 million, a $0.12 loss per diluted share, excluding special charges. The Company incurred an after-tax non-cash goodwill impairment charge of $15.1 million, or $0.50 per diluted share, during the three months ended March 31, 2009 along with the special charges described above during the second and third quarters of 2009. The sum of the items above resulted in a GAAP loss per diluted share from continuing operations of $0.77 for the first nine months of 2009, compared to income of $1.44 per diluted share for the first nine months of 2008.
     In the third quarter, Gibraltar closed another three locations, and it has now reduced its number of facilities by 40%, or 35 facilities, to 53 locations since the beginning of 2007. The Company also reduced working capital by another $32 million, or 18%, in the third quarter. The cash generated from operating activities was largely used to reduce its debt by another $40 million, or 13% in the third quarter, and by $91 million, or 25%, since the beginning of 2009. The June 30, 2009 balance of $40.0 million on the revolving credit facility was paid in full during the third quarter.
     “Both of our business segments generated continued improvements in their third-quarter results, even though they continue to operate at levels substantially below a year ago,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer. “Compared to the second quarter, the operating margin in our Building Products segment improved by 360 basis points excluding special charges on flat sequential revenues, the result of better alignment between product pricing and material costs, market share gains and new product introductions in targeted areas, and better leveraging from cost-cutting initiatives. In our Processed Metal segment, volumes improved in the third quarter as a result of increased automotive production, which spread over a much lower cost structure and a smaller FIFO impact, led to significantly improved operating results compared to the second quarter.”
     “Looking ahead to the fourth quarter, which is historically our slowest period, we anticipate the normal seasonal slowing of our business, even though conditions have stabilized in many of our markets and some — like automotive and residential building — have begun to show some signs of incremental, albeit modest improvement,” said Mr. Kornbrekke.
     “As we move through the balance of 2009 and into the early part of the new year, we will continue to focus on cash management, further de-levering of the balance sheet, continually driving down costs to further reduce our breakeven point, and carefully positioning all our businesses to optimize their results in the current operating environment. Based upon our experience in both the second and third quarters this year, we believe our current facility alignment and cost structure should allow for continuing gains in profitability with only marginal improvement in our end-market activity levels,” said Mr. Lipke.
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Gibraltar’s Third-Quarter Results Show Continued Improvement
Page Three
     Gibraltar has scheduled a conference call to review its results for the third quarter of 2009 tomorrow, November 5, 2009, starting at 9:00 am ET. A link to the call can be accessed on Gibraltar’s Web site, at http://www.gibraltar1.com. The presentation slides that will be discussed during the call are expected to be available on Wednesday, November 4, by 6:00 p.m. ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar Web site: http://www.gibraltar1.com/investors/index.cfm?page=48. If you are not able to participate in the call, you may listen to a replay or review a copy of the prepared remarks via the link above. Both will be available on the Gibraltar Web site shortly following the call. The conference call replay link, presentation slides, and prepared remarks will remain on the Gibraltar Web site for one year.
     Gibraltar Industries serves customers in a variety of industries in all 50 states and throughout the world. It has approximately 2,500 employees and operates 53 facilities in 22 states, Canada, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this press release. Non-GAAP financial data excluded special charges consisting of a goodwill impairment recorded during the quarter ended March 31, 2009, exit activity costs and related asset impairment charges primarily associated with the closing and consolidation of our facilities, and the write down of deferred financing fees due to the amendment of our senior credit agreement. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this press release. We believe that presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
     Information contained in this release, other than historical information, should be considered forward-looking and may be subject to a number of risk factors and uncertainties. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest or tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.
CONTACT: Kenneth P. Houseknecht, Investor Relations, at 716/826-6500, ext. 3229, khouseknecht@gibraltar1.com.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$225,152	$341,814	$647,050	$982,925
Cost of sales	178,732	266,106	550,166	776,403

Gross profit	46,420	75,708	96,884	206,522
Selling, general and administrative expense	31,565	40,839	89,401	117,274
Goodwill impairment	—	—	25,501	—

Income (loss) from operations	14,855	34,869	(18,018)	89,248
Other expense (income)
Interest expense	7,863	6,994	19,609	22,317
Equity in partnership’s income and other income	(56)	(383)	(163)	(806)

Total other expense	7,807	6,611	19,446	21,511

Income (loss) before taxes	7,048	28,258	(37,464)	67,737
Provision for (benefit of) income taxes	2,100	9,896	(14,276)	24,368

Income (loss) from continuing operations	4,948	18,362	(23,188)	43,369
Discontinued operations:
(Loss) income from discontinued operations before taxes	(60)	1,176	448	3,500
(Benefit of) provision for income taxes	(24)	304	(108)	822

(Loss) income from discontinued operations	(36)	872	556	2,678

Net income (loss)	$4,912	$19,234	$(22,632)	$46,047

Net income (loss) per share — Basic:
Income (loss) from continuing operations	$0.16	$0.61	$(0.77)	$1.45
(Loss) income from discontinued operations	(0.00)	0.03	0.02	0.09

Net income (loss)	$0.16	$0.64	$(0.75)	$1.54

Weighted average shares outstanding — Basic	30,158	29,999	30,126	29,971

Net income (loss) per share — Diluted:
Income (loss) from continuing operations	$0.16	$0.61	$(0.77)	$1.44
(Loss) income from discontinued operations	(0.00)	0.03	0.02	0.09

Net income (loss)	$0.16	$0.64	$(0.75)	$1.53

Weighted average shares outstanding — Diluted	30,338	30,266	30,126	30,171

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$15,101	$11,308
Accounts receivable, net of reserve of $7,070 and $6,713 in 2009 and 2008, respectively	120,890	123,272
Inventories	109,821	189,935
Other current assets	23,529	22,228
Assets of discontinued operations	1,410	1,486

Total current assets	270,751	348,229

Property, plant and equipment, net	231,649	243,619
Goodwill	425,572	443,925
Acquired intangibles	84,561	87,373
Investment in partnership	2,532	2,477
Other assets	18,147	20,736

	$1,033,212	$1,146,359

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$79,760	$76,168
Accrued expenses	44,177	46,305
Current maturities of long-term debt	2,708	2,728

Total current liabilities	126,645	125,201

Long-term debt	262,661	353,644
Deferred income taxes	69,207	79,514
Other non-current liabilities	18,996	19,513
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,290,059 and 30,061,550 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	303	301
Additional paid-in capital	226,336	223,561
Retained earnings	333,375	356,007
Accumulated other comprehensive loss	(3,127)	(10,825)

	556,887	569,044

Less: cost of 150,903 and 75,050 common shares held in treasury at September 30, 2009 and December 31, 2008, respectively	1,184	557

Total shareholders’ equity	555,703	568,487

	$1,033,212	$1,146,359

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(22,632)	$46,047
Income from discontinued operations	556	2,678

(Loss) income from continuing operations	(23,188)	43,369
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	24,167	25,762
Goodwill impairment	25,501	—
Provision for deferred income taxes	(10,749)	(604)
Equity in partnership’s income and other income	(55)	(596)
Distributions from partnership	—	609
Stock compensation expense	3,426	3,544
Noncash charges to interest expense	2,797	1,479
Other noncash adjustments	301	4,294
Increase (decrease) in cash resulting from changes in (net of dispositions):
Accounts receivable	6,847	(37,709)
Inventories	82,531	(32,246)
Other current assets and other assets	(4,153)	361
Accounts payable	3,484	34,826
Accrued expenses and other non-current liabilities	164	23,577

Net cash provided by operating activities from continuing operations	111,073	66,666
Net cash provided by operating activities from discontinued operations	519	10,287

Net cash provided by operating activities	111,592	76,953

Cash flows from investing activities
Additional consideration for acquisitions	(4,354)	(8,604)
Purchases of property, plant and equipment	(8,076)	(13,617)
Net proceeds from sale of property and equipment	273	2,096

Net cash used in investing activities for continuing operations	(12,157)	(20,125)
Net cash used in investing activities for discontinued operations	—	(329)

Net cash used in investing activities	(12,157)	(20,454)

Cash flows from financing activities
Long-term debt reduction	(122,172)	(111,952)
Proceeds from long-term debt	30,948	52,991
Payment of deferred financing costs	(2,292)	(104)
Payment of dividends	(1,499)	(4,491)
Net proceeds from issuance of common stock	—	200
Purchase of treasury stock at market prices	(627)	(49)
Tax benefit from equity compensation	—	262

Net cash used in financing activities for continuing operations	(95,642)	(63,143)
Net cash used in financing activities for discontinued operations	—	(1,106)

Net cash used in financing activities	(95,642)	(64,249)

Net increase (decrease) in cash and cash equivalents	3,793	(7,750)

Cash and cash equivalents at beginning of year	11,308	35,287

Cash and cash equivalents at end of period	$15,101	$27,537

GIBRALTAR INDUSTRIES, INC.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended September 30,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$190,520	$277,494	$(86,974)	(31.3)%
Processed Metal Products	34,632	64,320	(29,688)	(46.2)%

Consolidated	$225,152	$341,814	$(116,662)	(34.1)%

Income (Loss) from Operations *
Building Products	$23,287	$33,500	$(10,213)	(30.5)%
Processed Metal Products	(3,425)	10,708	(14,133)	(132.0)%
Corporate	(5,007)	(9,339)	4,332	(46.4)%

Consolidated	$14,855	$34,869	$(20,014)	(57.4)%

Operating Margin *
Building Products	12.2%	12.1%
Processed Metal Products	(9.9)%	16.6%
Consolidated	6.6%	10.2%

	Nine Months Ended September 30,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$547,661	$787,875	$(240,214)	(30.5)%
Processed Metal Products	99,389	195,050	(95,661)	(49.0)%

Consolidated	$647,050	$982,925	$(335,875)	(34.2)%

Income (Loss) from Operations *
Building Products	$12,214	$93,938	$(81,724)	(87.0)%
Processed Metal Products	(16,685)	19,056	(35,741)	(187.6)%
Corporate	(13,547)	(23,746)	10,199	(43.0)%

Consolidated	$(18,018)	$89,248	$(107,266)	(120.2)%

Operating Margin *
Building Products	2.2%	11.9%
Processed Metal Products	(16.8)%	9.8%
Consolidated	(2.8)%	9.1%

*	Amounts include all special charges. See the following Non-GAAP Reconciliations that show certain financial data excluding special charges.

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
Three Months Ended September 30, 2009
(unaudited)
(in thousands, except per share data)

	As	Impairment		Results
	Reported	And Exit	Deferred	Excluding
	In GAAP	Activity	Financing	Special
	Statements	Costs	Costs	Charges
Income (loss) from operations
Building Products	$23,287	$1,525	$—	$24,812
Processed Metal Products	(3,425)	1,426	—	(1,999)
Corporate	(5,007)	293	379	(4,335)

Consolidated	14,855	3,244	379	18,478

Interest expense	7,863	—	(1,154)	6,709
Equity in partnerships’ income and other income	(56)	—	—	(56)

Income before income taxes	7,048	3,244	1,533	11,825
Provision for income taxes	2,100	938	443	3,481

Income from continuing operations	$4,948	$2,306	$1,090	$8,344

Income from continuing operations per share — diluted	$0.16	$0.08	$0.04	$0.28

Operating margin
Building Products	12.2%	0.8%	0.0%	13.0%
Processed Metal Products	(9.9)%	4.1%	0.0%	(5.8)%
Consolidated	6.6%	1.4%	0.2%	8.2%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
Nine Months Ended September 30, 2009
(unaudited)
(in thousands, except per share data)

	As	Impairment			Results
	Reported	And Exit	Deferred		Excluding
	In GAAP	Activity	Financing	Goodwill	Special
	Statements	Costs	Costs	Impairment	Charges
Income (loss) from operations
Building Products	$12,214	$2,174	$—	$25,501	$39,889
Processed Metal Products	(16,685)	2,032	—	—	(14,653)
Corporate	(13,547)	293	379	—	(12,875)

Consolidated	(18,018)	4,499	379	25,501	12,361

Interest expense	19,609	—	(1,154)	—	18,455
Equity in partnerships’ income and other income	(163)	—	—	—	(163)

Loss before income taxes	(37,464)	4,499	1,533	25,501	(5,931)
Benefit of income taxes	(14,276)	1,242	423	10,416	(2,195)

Loss from continuing operations	$(23,188)	$3,257	$1,110	$15,085	$(3,736)

Loss from continuing operations per share — diluted	$(0.77)	$0.11	$0.04	$0.50	$(0.12)

Operating margin
Building Products	2.2%	0.4%	0.0%	4.7%	7.3%
Processed Metal Products	(16.8)%	2.0%	0.0%	0.0%	(14.8)%
Consolidated	(2.8)%	0.7%	0.1%	3.9%	1.9%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
Three Months Ended September 30, 2008
(unaudited)
(in thousands, except per share data)

	As	Impairments	Results
	Reported In	And Exit	Excluding
	GAAP	Activity	Special
	Statements	Costs	Charges
Income from operations
Building Products	$33,500	$2,680	$36,180
Processed Metal Products	10,708	—	10,708
Corporate	(9,339)	1,139	(8,200)

Consolidated	34,869	3,819	38,688

Interest expense	6,994	—	6,994
Equity in partnerships’ income and other income	(383)	—	(383)

Income before income taxes	28,258	3,819	32,077
Provision for income taxes	9,896	1,337	11,233

Income from continuing operations	$18,362	$2,482	$20,844

Income from continuing operations per share — diluted	$0.61	$0.08	$0.69

Operating margin
Building Products	12.1%	1.0%	13.1%
Processed Metal Products	16.6%	0.0%	16.6%
Consolidated	10.2%	1.1%	11.3%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
Nine Months Ended September 30, 2008
(unaudited)
(in thousands, except per share data)

	As	Impairments	Results
	Reported In	And Exit	Excluding
	GAAP	Activity	Special
	Statements	Costs	Charges
Income from operations
Building Products	$93,938	$3,998	$97,936
Processed Metal Products	19,056	1,333	20,389
Corporate	(23,746)	1,139	(22,607)

Consolidated	89,248	6,470	95,718

Interest expense	22,317	—	22,317
Equity in partnerships’ income and other income	(806)	—	(806)

Income before income taxes	67,737	6,470	74,207
Provision for income taxes	24,368	2,329	26,697

Income from continuing operations	$43,369	$4,141	$47,510

Income from continuing operations per share — diluted	$1.44	$0.13	$1.57

Operating margin
Building Products	11.9%	0.5%	12.4%
Processed Metal Products	9.8%	0.7%	10.5%
Consolidated	9.1%	0.7%	9.8%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
Three Months Ended June 30, 2009
(unaudited)
(in thousands, except per share data)

	As	Impairments	Results
	Reported In	And Exit	Excluding
	GAAP	Activity	Special
	Statements	Costs	Charges
Income (loss) from operations
Building Products	$17,548	$376	$17,924
Processed Metal Products	(3,628)	47	(3,581)
Corporate	(3,625)	—	(3,625)

Consolidated	10,295	423	10,718

Interest expense	5,779	—	5,779
Equity in partnerships’ income and other income	(126)	—	(126)

Income before income taxes	4,642	423	5,065
Provision for income taxes	5,226	119	5,345

Loss from continuing operations	$(584)	$304	$(280)

Loss from continuing operations per share — diluted	$(0.02)	$0.01	$(0.01)

Operating margin
Building Products	9.2%	0.2%	9.4%
Processed Metal Products	(13.8)%	0.2%	(13.6)%
Consolidated	4.7%	0.2%	4.9%